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                                                                   EXHIBIT 10.26

                            AGREEMENT FOR TERMINATION
                         OF COMPUTER SUPPLY ARRANGEMENT


         THIS AGREEMENT FOR TERMINATION OF COMPUTER SUPPLY ARRANGEMENT ("Agreement for Termination of Computer Supply Arrangement") is entered into by and between Intellesale.com, Inc. ("Intellesale"), a Delaware corporation with its principal place of business at 510 Ryerson Road, Lincoln Park, New Jersey 07035, and FlashNet Communications, Inc. ("FlashNet"), a Texas corporation with its principal place of business at 3001 Meacham Boulevard, Suite 100, Fort Worth, Texas 76137. Intellesale and FlashNet are sometimes collectively referred to herein as "the Parties."

         WHEREAS, the Parties executed a letter agreement dated on or about June 2, 1999, amended twice thereafter by amendment signed by Russell A. Wiseman, of FlashNet, and Charles Newman, for Intellesale, and amendment dated on or about July 7, 1999 (as amended, the "Original Agreement"), in order to effect FlashNet's "Free PC" program, whereby FlashNet would give new FlashNet customers a refurbished personal computer, purchased by FlashNet from Intellesale, as a rebate following the customer's execution of a 24- or 36-month Internet service contract with FlashNet;

         WHEREAS, disputes have arisen between FlashNet and Intellesale relating to, among other things, performance under the Original Agreement;

         WHEREAS, FlashNet has entered into an agreement with Prodigy Communications Corp. providing for sale of FlashNet to Prodigy Communications Corp. and in connection therewith, FlashNet desires to modify the arrangement between Intellesale and FlashNet.


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Agreement For Termination of Computer Supply Arrangement                  Page 1
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         WHEREAS,  FlashNet has filed an action styled  FlashNet
Communications, Inc. v. Intellesale.com, Inc., numbered Cause Number 141-180756-99, before the 141st Judicial District Court, Tarrant County, Texas ("the Texas Lawsuit"); and

         WHEREAS, as more fully described below, Intellesale and FlashNet now desire to compromise, resolve and settle the outstanding liabilities as set forth below, finally and forever, to avoid the uncertainty, time and expense of litigation, by and through the execution of this Agreement for Termination of Computer Supply Arrangement;

         NOW, THEREFORE, for and in consideration of the mutual promises and agreements set forth herein, including the recitals stated below, the receipt and sufficiency of which are hereby acknowledged, Intellesale and FlashNet agree as follows:

         1. Intellesale, on behalf of itself and its agents, assigns, owners, representatives, brokers, officers, directors, shareholders, insurers, reinsurers, attorneys, subsidiaries, affiliates, and all persons in privity with such individuals or organizations, does hereby RELEASE, acquit, and forever discharge FlashNet, and each of its agents, assigns, owners, representatives, brokers, officers, directors, shareholders, insurers, reinsurers, attorneys, subsidiaries, affiliates (including, without limitation, parent companies), and all persons in privity with such individuals or organizations (the "Released FlashNet Parties"), from each and every, joint and several, claim, demand, action and/or cause of action which: (i) relates in any way to the filing of the Texas Lawsuit; or (ii) has been or could have been asserted by Intellesale against the Released FlashNet Parties through the date of this Agreement for Termination of Computer Supply Arrangement relating in any way to the Original Agreement, including, without limitation, any demands for payments that were or could have been made; by way of invoice or otherwise, upon FlashNet for computers and/or computer hardware provided under the Original Agreement or charges relating to such computers and/or computer hardware; provided, however, FlashNet is not released from (i) any claim by Intellesale against FlashNet relating in any way to claims against Intellesale by any third party (including, without limitation, individuals and governmental entities) in respect of FlashNet's obligations under the Original Agreement; or (ii) its obligations under this Agreement for Termination of Computer Supply Arrangement or (iii) any agreements or contracts entered into between Intellesale and FlashNet executed after the date of this Agreement for Termination of Computer Supply Arrangement. The parties hereto further agree that each party hereto shall bear its own attorneys' fees in the above-referenced dispute. Intellesale expressly agrees to indemnify and hold harmless FlashNet, its agents,

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                  assigns, owners, representatives, brokers, officers,
                  directors, shareholders, insurers, reinsurers, attorneys, subsidiaries, affiliates, and all persons in privity with such individuals or organizations, of, from and against any and all liability, including costs, damages (whether arising in contract, tort or otherwise), attorney's fees, and expert fees in connection with any third-party claims in any way relating to Intellesale's obligations under the Original Agreement or the computers and/or computer hardware furnished by Intellesale in the past, present or future. The indemnifying party shall have the right to settle any claims in its sole discretion. The indemnified party may settle any claims with the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

         2. FlashNet, on behalf of itself and its agents, assigns, owners, representatives, brokers, officers, directors, shareholders, insurers, reinsurers, attorneys, subsidiaries, affiliates, and all persons in privity with such individuals or organizations, does hereby RELEASE, acquit, and forever discharge Intellesale, and each of its agents, assigns, owners, representatives, brokers, officers, directors, shareholders, insurers, reinsurers, attorneys, subsidiaries, affiliates (including, without limitation, parent companies), and all persons in privity with such individuals or organizations (the "Released Intellesale Parties"), from each and every, joint and several, claim, demand, action and/or cause of action which has been or could have been asserted by FlashNet against the Released Intellesale Parties through the date of this Agreement for Termination of Computer Supply Arrangement relating in any way to the Original Agreement; provided, however, notwithstanding the foregoing, FlashNet does not release the Released Intellesale Parties from: (i) any claim by FlashNet against Intellesale relating in any way to claims against FlashNet by any third party (including, without limitation, individuals and governmental entities) in respect of Intellesale's obligations under the Original Agreement; (ii) any claim for damages relating to the failure of computers and/or computer hardware furnished under the Original Agreement to be Y2K compliant which is suffered by FlashNet following the date of this Agreement for Termination of Computer Supply Arrangement; (iii) Intellesale's obligations under this Agreement for Termination of Computer Supply Arrangement; or (iv) Intellesale's obligations under any agreements or contracts entered into between Intellesale and FlashNet executed after the date of this Agreement for Termination of Computer Supply Arrangement. The parties hereto further agree that each party hereto shall bear its own attorneys' fees in the above-referenced dispute. FlashNet expressly agrees to indemnify and hold harmless Intellesale, its agents, assigns, owners, representatives, brokers, officers, directors, shareholders, insurers, reinsurers, attorneys, subsidiaries, affiliates, and all persons in privity with such individuals or organizations, of, from and against any and all liability, including costs, damages (whether arising in contract, tort or otherwise), attorney's fees, and expert fees, in connection with any third-party claims in any way relating to FlashNet's obligations under the Original Agreement. The indemnifying party shall have the right to settle any claims in its sole discretion. The indemnified party may settle any claims with the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

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         3.       In exchange for the various commitments by Intellesale
                  pursuant to this Agreement for Termination of Computer Supply Arrangement, FlashNet shall pay to Intellesale the sum of TWO MILLION NINE HUNDRED THOUSAND DOLLARS ($2,900,000.00) by wire transfer within one business day following execution of this Agreement for Termination of Computer Supply Arrangement by the Parties and delivery by Intellesale of an original, fully-executed performance bond in the form attached hereto as Exhibit A.

         4. The Parties agree that the Original Agreement is hereby terminated effective on he date on which the payment provided in the preceding Section is made.

         5. FlashNet shall, through its attorneys, file a voluntary nonsuit, within one business day following the date on which this Agreement for Termination of Computer Supply Arrangement is fully executed by the Parties, with the 141st Judicial District Court, Tarrant County, Texas, of the action styled FlashNet Communications, Inc. v. Intellesale.com, Inc., numbered Cause Number 141-180756-99.

         6. Intellesale agrees to provide a 3 Year Warranty with respect to each and every computer ever furnished to FlashNet or customers of FlashNet pursuant to the Original Agreement (or furnished pursuant to Intellesale's warranty obligation pursuant to this Agreement for Termination of Computer Supply Arrangement) such that if any such computer or computer hardware fails for any reason covered by Intellesale's warranty obligations as described in the Original Agreement on such computer or computer hardware within 3 years following original delivery of such computer to any FlashNet customer, FlashNet or such FlashNet customer may receive a replacement at no extra cost; provided, however, Intellesale shall not be responsible for replacing any computers or computer hardware or software licenses pursuant to this paragraph if the original of such computer or computer hardware or software licenses is not returned unless FlashNet pays Intellesale the amounts listed in paragraph 7b reflecting the cost to FlashNet of such computers and computer hardware. FlashNet will use its commercially reasonable best efforts to determine if software media (disks) were also supplied to such FlashNet customer and will request the return of any such software media along with the computer or computer hardware as appropriate. FlashNet will also use its commercially reasonable best efforts to avoid the return of nondefective computer and/or computer hardware. Computers and computer hardware delivered by Intellesale pursuant to this Agreement for Termination of Computer Supply Arrangement shall at all times be Y2K compliant and meet the specifications and configurations specified in Exhibit B hereto, and the definition of "Refurbished" or "Manufacturer Refurbished" attached hereto as Exhibit C. Following the expiration of three years after the date hereof, no further warranty obligation of Intellesale shall accrue; provided, however, the terms of this clause shall not affect Intellesale's warranty obligation accruing prior to the date of such expiration. Intellesale hereby acknowledges that, although FlashNet may assist with Intellesale's warranty fulfillment obligations as provided below, all warranty obligations described in this paragraph are, and shall at all times remain, the sole and exclusive obligation of Intellesale.

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7.       Beginning tow days after the effective date hereof Intellesale agrees to permit FlashNet to assist Intellesale in the following manner with fulfillment of its Intellesale warranty obligations to persons who have received computers and/or computer hardware pursuant to the Original Agreement. Such assistance by FlashNet may be terminated by FlashNet at any time in FlashNet's sole and absolute discretion on 30 days' written notice to Intellesale. For so long as FlashNet shall, in its discretion, assist in the fulfillment of Intellesale's warranty obligations, the parties agree as follows:

         a. FlashNet shall provide telephone support for all customer calls relating to computers furnished pursuant to the Original Agreement. In the event a replacement computer or replacement computer hardware must be forwarded to a customer pursuant to Intellesale's warranty obligation, FlashNet shall effect such replacement, at Intellesale's cost, from computers and computer hardware provided in advance by Intellesale to FlashNet at a site managed and controlled by FlashNet in Fort Worth, Texas ("FlashNet's Warehouse") in accordance with the provisions set forth below.

         b. In order to effect FlashNet's assistance with the fulfillment of Intellesale's warranty obligations herein, Intellesale agrees to supply FlashNet with an inventory (such inventory, from time to time, the "Replacement Inventory") of not less than 500 computers, keyboards, mice and 250 monitors delivered to FlashNet's Warehouse (including additional computers and computer hardware sent by Intellesale from time to time, the "Refurbished PCs"), beginning within 5 days following the execution of this Agreement for Termination of Computer Supply Arrangement. FlashNet shall provide Intellesale with a certificate of insurance, naming Intellesale as an additional insured, covering such Replacement Inventory. Computers and computer hardware delivered pursuant to this Agreement for Termination of Computer Supply Arrangement shall at all times be Y2K compliant and meet the specifications and configurations specified in Exhibit B hereto, and the definition of "Refurbished" or "Manufacturer Refurbished" attached hereto as Exhibit C. For the first two months following the date hereof, whenever the Replacement Inventory falls below 400 PCs and/or 180 monitors, FlashNet may request in writing that Intellesale replenish the Replacement Inventory. Two months following the date hereof, and each two-month anniversary thereafter, the number of computers and computer hardware required to be supplied at the FlashNet Warehouse pursuant to Section 7b shall be adjusted to equal the actual number and type of pieces shipped by FlashNet pursuant to Intellesale's warranty obligation during the preceding two-month period (from time to time "the Two Month Usage"). FlashNet, upon obtaining returned computers or computer hardware ("Returned Equipment"), may ship customers replacements for the product returned in accordance with Intellesale's warranty obligation set forth herein, which replacements shall be taken from the Replacement Inventory. After the first two months following


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                  the date hereof, whenever the Replacement Inventory falls
                  below 1/2 of the Two Month Usage, FlashNet may request in writing that Intellesale replenish the Replacement Inventory. Within 10 business days following any request by FlashNet for replenishment of Replacement Inventory, an Intellesale representative or its designated shipping agent shall collect the Returned Equipment and replace each piece of Returned Equipment with a replacement (e.g., a returned keyboard will be replaced with a replacement keyboard ) at FlashNet's Warehouse. Intellesale shall have the right to have an employee work at the FlashNet Warehouse to inspect, along with FlashNet employees, any Returned Equipment to (i) determine whether or not it qualifies for the Intellesale warranty as provided herein, and (ii) determine the configuration so that appropriate products can be shipped to the FlashNet Warehouse in connection with replenishing the Replacement Inventory. Intellesale agrees to provide and keep in force at all times all necessary insurance coverage in connection with this employee, including but not limited to workers' compensation insurance. Intellesale further agrees to indemnify and hold harmless FlashNet, its agents, employees, assigns, representatives, brokers, officers, directors, shareholders, insurers, reinsurers, attorneys, subsidiaries, affiliates and all persons in privity with such individuals or organizations of, from and against any and all claims, loss, costs, damages (whether arising under contract, tort or otherwise), attorney's fees, expert fees and/or any and all liability in connection with any claims by third parties and/or Intellesale's employees or representatives in any way arising out of or otherwise related to Intellesale maintaining an employee or other representative on FlashNet's premises. Intellesale's representative or its designated shipping agent shall prepare a list inventorying each item of Returned Equipment and shall provide a copy of such inventory to FlashNet before leaving FlashNet's premises, with such list to be signed off on by FlashNet. If FlashNet does not obtain the Returned Equipment and ships equipment from the Replacement Inventory, FlashNet shall pay to Intellesale the following for each piece listed: CPU, $142; monitor, $50; keyboard, $5; mouse, $3; Windows license, $60 within third (30) days following invoice by Intellesale. FlashNet agrees to present Intellesale with a statement on or about the fifth business day of each month, or more often as necessary, showing, as of the last day of the preceding month or as of the date of the last statement, as applicable.

                  (i) The number of Refurbished PCs sent to FlashNet customers by FlashNet pursuant to Intellesale's warranty obligations;
                  (ii) The number of Refurbished PCs in FlashNet's possession; and
                 (iii)     The Handling Fee Charge (as defined below).

        c. Intellesale will be solely responsible for all shipping costs associated with shipping Refurbished PCs to FlashNet, to FlashNet customers, to Intellesale, or any other shipping reasonably necessary to effectuate the delivery of Refurbished PCs to FlashNet, FlashNet customers or, upon return, to Intellesale. If FlashNet, in its sole discretion, elects to use an item from the


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                 Replacement Inventory for a use other than to satisfy
                 Intellesale's warranty obligation as provided herein, then (in addition to paying the applicable amounts set forth in Section
                 7b), FlashNet shall be responsible for all shipping charges in connection therewith. FlashNet agrees not to use more than 200 pieces per month for purposes other than to satisfy Intellesale's warranty obligation as provided herein without the prior written consent of Intellesale. Intellesale may choose, at its reasonable discretion, any nationally recognized delivery service to use for shipping Refurbished PCs and/or Returned Equipment. Intellesale agrees to maintain a direct bill relationship with such delivery service such that all shipping of Refurbished PCs pursuant to this Agreement for Termination of Computer Supply Arrangement shall be paid for by Intellesale. For each Refurbished PC or monitor shipped by FlashNet pursuant to this section in fulfillment of Intellesale's warranty obligations, Intellesale agrees to pay FlashNet the sum of $20 (the "Handling Fee Charge") within fifteen (15) business days following FlashNet's invoice therefor.

        d. On the third anniversary of the date hereof, Intellesale shall have the right to pick up any Replacement Inventory remaining in FlashNet's Warehouse with any shipping costs to be borne by Intellesale.


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        8.       Intellesale  agrees to furnish  and  deliver  to  FlashNet, and FlashNet agrees to accept, at FlashNet's sole and unfettered discretion, any amount up to an aggregate of 5000 new personal computers with the hardware and software listed on the Schedule attached to this Agreement for Termination of Computer Supply Arrangement as Exhibit D, and incorporated by reference the same as if fully copied and set forth at length (the "New PCs"); provided, however, FlashNet shall be entitled to alter the specific configurations of the New PCs to be received from Intellesale in response to market conditions to the extent such alteration does not raise the price to Intellesale of each New PC above $500. Intellesale agrees to deliver to FlashNet the 5000 new PCs within thirty (30) days following request by FlashNet; provided, however, FlashNet's first request shall not be made prior to December 5 (for delivery January 5) and shall not exceed 2,500 New PCs per quarter. FlashNet shall make payment for delivery of such New PCs at a cost of $400 per New PC (including all applicable tax and shipping charges, but plus any applicable sales tax unless FlashNet provides Intellesale with a sales tax exemption certificate and corresponding indemnity in connection therewith) within fifteen (15) days following receipt of the New PCs and invoices requesting payment for the New PCs from Intellesale; provided, however, FlashNet shall receive a $300 advertising credit for each New PC sold pursuant to this Agreement for Termination of Computer Supply Arrangement, which FlashNet may use to offset its payment obligation to Intellesale for the New PCs. The advertising credit shall be to compensate FlashNet for commercially reasonable promotional activities undertaken at no cost to FlashNet, which shall be limited to promotion of the New PCs, inclusion of Intellesale's name on the box for each New PC, and, if Intellesale elects, for inclusion of an Intellesale marketing disk and/or pamphlet with each New PC; provided, however, each New PC must be shipped to FlashNet in an unopened box from the original equipment manufacturer and, provided further, FlashNet shall have the right to consent to the content or distribution of any Intellesale marketing materials, which consent shall not unreasonably be withheld. Intellesale warrants that it has and will have good title to the New PCs sold and to be sold pursuant to this Agreement for Termination of Computer Supply Arrangement and that Intellesale has and will have the right to sell the New PCs to FlashNet free of any proprietary rights of any other party or any other lien or encumbrance. Title to the New PCs shall pass to FlashNet on the date which FlashNet receives the New PCs, and Intellesale agrees to take all necessary steps to effectuate the passage of title. Prior to the physical receipt of the New PCs by FlashNet, Intellesale shall bear all risk of loss or damage to the New PCs. The risk of loss or damage shall pass to FlashNet upon receipt of the New PCs at the FlashNet Warehouse. Each New PC shall have a manufacturer's warranty which shall be no less than, under normal use and service, a standard manufacturer's warranty that the New PC furnished pursuant to this Agreement for Termination of Computer Supply Arrangement is free from defects in materials and workmanship for a warranty period of no less than one year from the date the computer is delivered by FlashNet to a FlashNet customer.

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        9.       Intellesale  represents that it is aware of approximately  1080
                 RMA's, representing requests by FlashNet customers for PCs or computer hardware. Within one day of the execution of this Agreement for Termination of Computer Supply Arrangement, Intellesale will deliver to FlashNet a list of all RMA's it believes to be outstanding. Within two days of receipt of Intellesale's list, FlashNet will deliver to Intellesale a Final List of all outstanding RMA's which must be filled by Intellesale. The parties will work in good faith during that two day period to compile a list accurately reflecting all outstanding RMA "s (the "Final List"). Intellesale agrees to forward to such customers of FlashNet on the Final List the replacement computers and/or computer hardware requested by such FlashNet customers within 5 business days for the first 1080 RMA's following receipt of such Final List from FlashNet and within 15 days for any RMA's over 1080, with such computers and computer hardware being Y2K compliant and meeting the specifications and configuration specified in Exhibit B hereto, and the definition of "Refurbished" or "Manufacturer Refurbished" attached hereto as Exhibit C. FlashNet agrees to use commercially reasonable, good faith efforts to require the applicable customers to return to Intellesale such originally shipped PCs or computer hardware, but FlashNet shall have no liability for failure of any customer to return same.

        10. Intellesale hereby represents that it has obtained an irrevocable performance bond in the form attached hereto as Exhibit A for the benefit of FlashNet to secure Intellesale's performance of its obligations pursuant to paragraphs 6, 7, 8 and 9 herein and will provide FlashNet a copy of same within four business days following execution of this Agreement for Termination of Computer Supply Arrangement.

        11. FlashNet hereby represents that it has obtained and provided to Intellesale a sales tax exemption certificate in the form attached hereto as Exhibit E. FlashNet shall indemnify and hold harmless Intellesale from and against any liability relating to sales taxes assessed in connection with FlashNet's sales to its customers, prior to the date hereof, of PCs under the Original Agreement.

        12. Each signatory hereto hereby warrants and represents that such person has authority to bind the party or parties for whom such person acts.

        13. The parties hereto and their counsel agree to cooperate with each other in the drafting and execution of such additional documents, if any, as are reasonably requested or required to implement the provisions and spirit of this Agreement for Termination of Computer Supply Arrangement.

        14. The parties hereto agree that this Agreement for Termination of Computer Supply Arrangement is made and is performable in the State of Texas, and shall be construed in accordance with the laws of the State of Texas. The parties agree that the obligations, duties and/or rights arising under this Agreement for Termination of Computer Supply Arrangement are performable in, and only in, Tarrant County, Texas. The parties further agree that this transaction is a "major transaction" as defined in TEX.CIV.PRAC.&REM.CODEss. 15.020 and that no litigation relating in


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                 any way to this Agreement for Termination of Computer Supply
                 Arrangement shall be brought in any forum other than Texas State Court in Tarrant County, Texas, which shall have exclusive jurisdiction over such litigation.

        15. If litigation is brought to construe or enforce this Agreement for Termination of Computer Supply Arrangement, the prevailing party shall be entitled to recover attorneys' fees, as well as costs and expenses, including the costs of mediation and expert fees.

        16. The parties hereby further understand and agree that neither Intellesale nor FlashNet is admitting liability, and, in fact, is denying liability and has agreed to this Agreement for Termination of Computer Supply Arrangement purely and simply as the compromise of claims asserted under the Original Agreement in order to effect an amicable settlement, and in order to avoid the time, expense and uncertainty which would accompany further litigation.

        17. The undersigned hereby further understand and agree that the statements and representations contained herein are considered to be contractual in nature and not merely recitals.

        18. The undersigned hereby further understand and agree that this Agreement for Termination of Computer Supply Arrangement shall be binding upon the undersigned's agents, employees, officers, directors, shareholders, partners, successors, assigns and agents of the parties hereto forever.

        19. This Agreement for Termination of Computer Supply Arrangement may be executed in counterparts by one or more of the undersigned parties and all such counterparts when executed by both parties shall together be deemed to constitute one final Agreement for Termination of Computer Supply Arrangement and each such original counterpart, upon execution and delivery thereof, shall be deemed to be a complete, original and binding Agreement for Termination of Computer Supply Arrangement upon the parties subscribed thereto.

        20. This Agreement for Termination of Computer Supply Arrangement may not be amended or modified except in writing, signed by the party or parties to be bound thereby, or signed by their respective attorneys, if authorized, and their respective successors and assigns.

        21. Except for an assignment by FlashNet to any parent corporation, affiliate, subsidiary, successor in interest to it, or the assignment to a purchaser of all or substantially all of FlashNet's assets, neither party may assign or delegate its rights or obligations hereunder without the prior written consent of the other, which consent shall not be unreasonably withheld.


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        22.      Each party hereby warrants and represents that it has not
                 transferred or assigned any claims or causes of action against the other, or any part thereof, if any, such claims have ever existed.

        23. This Agreement for Termination of Computer Supply Arrangement constitutes the entire understanding and agreement of the parties hereto and supersedes prior understandings and agreements, if any, between such parties with respect to the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, concerning the subject matter hereof between the parties hereto, which are not fully expressed or incorporated by reference herein.

        24. The parties hereto acknowledge that they and their attorneys had substantial input into the drafting of this Agreement for Termination of Computer Supply Arrangement and that, as a result, its terms should not be construed against any of them on the basis of the identity of the drafter.

Dated this       day of November, 1999.

INTELLESALE.COM, INC.                            FLASHNET COMMUNICATIONS, INC.



By:                                              By:
       -------------------------------------            ------------------------
Name:                                            Name:
       -------------------------------------            ------------------------
Title:                                           Title:
       -------------------------------------            ------------------------
Date:                                            Date:
       -------------------------------------            ------------------------


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